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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2011

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained in Items 1.02 and 2.03 are incorporated herein by reference.

In conjunction with the refinancing of the revolving credit facility as more fully described in Items 1.02 and 2.03 below, Advance Auto Parts, Inc., (the “Company”) entered into the Second Supplemental Indenture, dated as of May 27, 2011 to the Indenture, dated as of April 29, 2010, among the Company, Advance Stores Company, Incorporated, the Company’s wholly owned subsidiary (“Advance Stores”), certain of Advance Stores’ domestic subsidiaries, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Second Supplemental Indenture”), to acknowledge the automatic and unconditional release of certain of Advance Stores’ domestic subsidiaries from their Subsidiary Guarantees under the Indenture related to the Company’s 5.75% senior unsecured notes that were issued in April 2010.  The above description of the Second Supplemental Indenture is not complete and is qualified in its entirety by the full text of the Second Supplemental Indenture, which is filed as Exhibit 10.45 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

On May 27, 2011, in conjunction with entering into a new five-year revolving credit facility (as more fully described in Item 2.03 below), Advance Stores repaid the principal outstanding under and terminated the Credit Agreement dated as of October 5, 2006 (the “2006 Credit Agreement”), among the Company, Advance Stores, as Borrower, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”), which was filed as Exhibit 10.1 to the Company’s Report on Form 10-Q filed August 25, 2010.  Upon payment in full of the principal outstanding under the 2006 Credit Agreement totaling $165 million, the lenders’ Commitments under the 2006 Credit Agreement were terminated and the liability of the Company and its subsidiaries with respect to their Obligations under the 2006 Credit Agreement were discharged.

Item 2.03 Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 27, 2011, the Company, as Guarantor, entered into a new $750 million unsecured five-year revolving credit facility (the “2011 Credit Agreement”) with Advance Stores, as Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.  This new revolver under the 2011 Credit Agreement replaced the revolver under the 2006 Credit Agreement (terminated as described in Item 1.02 above).  Proceeds from this revolving loan were used to repay $165 million of principal outstanding under the 2006 Credit Agreement.  The 2011 Credit Agreement continues to provide for the issuance of letters of credit with a sub limit of $300 million and swingline loans in an amount not to exceed $50 million. The Company may request that the total revolving commitment be increased by an amount not exceeding $250 million during the term of the 2011 Credit Agreement. Voluntary prepayments and voluntary reductions of the revolving balance are permitted in whole or in part, at the Company’s option, in minimum principal amounts as specified in the 2011 Credit Agreement.

The interest rates on the revolving loan under the 2011 Credit Agreement will be based, at the Company’s option, on an adjusted LIBOR rate, plus a margin, or an alternate base rate, plus a margin. After an initial interest period, the Company may elect to convert a particular borrowing to a different type.  The initial margin is 1.5% and 0.5% per annum for the adjusted LIBOR and alternate base rate borrowings, respectively.  A facility fee will be charged on the total amount of the facility, payable in arrears.  The initial facility fee rate is 0.25% per annum. Under the terms of the 2011 Credit Agreement, the interest rate spread and facility fee will be based on the Company’s credit rating. The revolving facility terminates on May 27, 2016.

The 2011 Credit Agreement is guaranteed by the Company and certain domestic subsidiaries of Advance Stores, including its Material Subsidiaries (as defined in the 2011 Credit Agreement) pursuant to the Guarantee Agreement (the "Guarantee Agreement") among the Company, Advance Stores, and its Material Subsidiaries in favor of the Agent for the lenders under the 2011 Credit Agreement.

The 2011 Credit Agreement contains covenants restricting the ability of (a) Advance Stores and its subsidiaries to, among other things, (i) create, incur or assume additional debt, (ii) incur liens, (iii) make loans and investments, (iv) guarantee obligations, and (v) change the nature of its business conducted by itself and its subsidiaries; (b) the Company, Advance Stores and their subsidiaries to, among other things (i) engage in certain mergers, acquisitions, asset sales and liquidations, (ii) enter into certain hedging arrangements, (iii) enter into restrictive agreements limiting its ability to incur liens on any of its property or assets, pay distributions, repay loans, or guarantee indebtedness of its subsidiaries, (iv) engage in sale-leaseback transactions; and (c) the Company, among other things, to change the holding company status of the Company. Advance Stores is required to comply with financial covenants with respect to a maximum leverage ratio and a minimum coverage ratio. The 2011 Credit Agreement also provides for customary events of default, including non-payment defaults, covenant defaults and cross-defaults to Advance Stores’ other material indebtedness.

 The above description of the 2011 Credit Agreement and the related Guarantee Agreement is not complete and is qualified in its entirety by the full text of the respective agreements, which are filed as Exhibits 10.43 and 10.44 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number

10.43
Credit Agreement dated as of May 27, 2011 among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

10.44
Guarantee Agreement dated as of May 27, 2011 among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, as borrower, the subsidiaries to the borrower from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

10.45
Second Supplemental Indenture dated as of May 27, 2011 to the Indenture dated as of April 29, 2010 among Advance Auto Parts, Inc. as Issuer, each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.

	99.1	Press Release of Advance Auto Parts, Inc. dated May 27, 2011.

Note: The information contained in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: June 3, 2011	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.43
Credit Agreement dated as of May 27, 2011 among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.

10.44
Guarantee Agreement dated as of May 27, 2011 among Advance Auto Parts, Inc., Advance Stores Company, Incorporated, as borrower, the subsidiaries to the borrower from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

10.45
Second Supplemental Indenture dated as of May 27, 2011 to the Indenture dated as of April 29, 2010 among Advance Auto Parts, Inc. as Issuer, each of the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee

99.1	Press Release of Advance Auto Parts, Inc. dated May 27, 2011.